Exhibit 99.2

Introduction to the Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 31, 2011, we, The Williams Companies, Inc., completed the tax-free spin-off of our 100 percent interest in WPX Energy, Inc. (WPX), to our shareholders. WPX was formed in April 2011 to hold our former exploration and production business. The spin-off was completed by means of a special stock dividend, which consisted of a distribution of one share of WPX common stock for every three shares of our common stock.

The following unaudited pro forma condensed consolidated financial statements adjust our historical condensed consolidated financial statements for the spin-off of WPX, as well as for certain related financing activities. These include the issuance of $1.5 billion of senior unsecured notes by WPX in November 2011, and the retirement of $746 million of our debt in December 2011.

Our historical condensed consolidated financial statements have been derived from and should be read together with the historical audited and unaudited consolidated financial statements and the related notes in Exhibit 99.1 of our Form 8-K dated June 1, 2011, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The unaudited pro forma condensed consolidated balance sheet assumes these transactions occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of income assume these transactions occurred on January 1, 2008.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only to reflect the disposal of WPX and related financing activities and do not represent what our results of operations or financial position would actually have been had the spin-off and related financing activities occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma condensed consolidated financial statements are intended to provide information about the continuing impact of the spin-off and related financing activities as if they had been consummated earlier and do not represent any conclusions about whether such operations of our former exploration and production business will be reported as discontinued operations. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.

The Williams Companies, Inc.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2011

	The Williams Companies, Inc. Historical	Notes Offering (a)	Debt Retirement (b)	Spin-Off (c)	Pro Forma Adjustments (d)	Pro Forma
	(Dollars in millions, except per-share amounts) (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$996	$1,479	$(1,019)	$(550)	$—	$906
Accounts and notes receivable (net of allowance for doubtful accounts)	1,039	—	—	(422)	—	617
Inventories	287	—	—	(82)	—	205
Derivative assets	381	—	—	(381)	—	—
Other current assets and deferred charges	186	—	—	2	—	188

Total current assets	2,889	1,479	(1,019)	(1,433)	—	1,916

Investments	1,492	—	—	(119)	—	1,373

Property, plant and equipment, at cost	32,159	—	—	(13,494)	—	18,665
Accumulated depreciation, depletion and amortization	(11,186)	—	—	4,761	—	(6,425)

Property, plant and equipment — net	20,973	—	—	(8,733)	—	12,240

Derivative assets	118	—	—	(118)	—	—
Other assets and deferred charges	674	21	(7)	(48)	(33)	607

Total assets	$26,146	$1,500	$(1,026)	$(10,451)	$(33)	$16,136

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$1,174	$—	$—	$(562)	$—	$612
Accrued liabilities	801	—	(119)	(192)	—	490
Derivative liabilities	103	—	—	(103)	—	—
Long-term debt due within one year	361	—	—	—	—	361

Total current liabilities	2,439	—	(119)	(857)	—	1,463

Long-term debt	9,024	1,500	(738)	(1,502)	—	8,284

Deferred income taxes	3,609	—	—	(1,675)	—	1,934
Derivative liabilities	73	—	—	(73)	—	—
Other liabilities and deferred income	1,748	—	—	(364)	(33)	1,351
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Common stock (960 million shares authorized at $1 par value; 623 million shares issued at September 30, 2011)	623	—	—	—	—	623
Other stockholders’ equity	7,286	—	(169)	(5,905)	—	1,212

Total stockholders’ equity	7,909	—	(169)	(5,905)	—	1,835
Noncontrolling interests in consolidated subsidiaries	1,344	—	—	(75)	—	1,269

Total equity	9,253	—	(169)	(5,980)	—	3,104

Total liabilities and equity	$26,146	$1,500	$(1,026)	$(10,451)	$(33)	$16,136

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Condensed Consolidated Statement of Income

	For the Nine Months Ended September 30, 2011
	The Williams Companies, Inc. Historical	Spin-off (c)	Pro Forma Adjustments (e)	Pro Forma
	(Dollars in millions, except per-share amounts) (Unaudited)
Revenues	$7,947	$(2,122)	$—	$5,825
Segment costs and expenses:
Costs and operating expenses	5,871	(1,779)	—	4,092
Selling, general and administrative expenses	401	(161)	—	240
Other (income) expense — net	2	(5)	—	(3)

Total segment costs and expenses	6,274	(1,945)	—	4,329

General corporate expenses	152	(4)	—	148

Operating income	1,521	(173)	—	1,348
Interest accrued	(466)	2	45	(419)
Interest capitalized	29	(12)	—	17
Investing income — net	145	(18)	—	127
Other income (expense) — net	4	—	—	4

Income from continuing operations before income taxes	1,233	(201)	45	1,077
Provision for income taxes	194	(78)	17	133

Income from continuing operations	1,039	(123)	28	944
Less: Income from continuing operations attributable to noncontrolling interests	203	(7)	—	196

Income from continuing operations attributable to The Williams Companies, Inc.	$836	$(116)	$28	$748

Earnings per common share attributable to The Williams Companies, Inc.:
Basic	$1.42			$1.27
Diluted	$1.40			$1.25

Weighted-average shares (thousands):
Basic	588,082			588,082
Diluted	597,250			597,250

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Condensed Consolidated Statement of Income

	For the Nine Months Ended September 30, 2010
	The Williams Companies, Inc. Historical	Spin-off (c)	Pro Forma Adjustments (e)	Pro Forma
	(Dollars in millions, except per-share amounts) (Unaudited)
Revenues	$7,180	$(2,285)	$—	$4,895
Segment costs and expenses:
Costs and operating expenses	5,382	(1,879)	—	3,503
Selling, general and administrative expenses	356	(134)	—	222
Impairments of goodwill and long-lived assets	1,681	(1,681)	—	—
Other (income) expense — net	(17)	(10)	—	(27)

Total segment costs and expenses	7,402	(3,704)	—	3,698

General corporate expenses	173	—	—	173

Operating income (loss)	(395)	1,419	—	1,024
Interest accrued	(476)	4	45	(427)
Interest capitalized	43	(11)	—	32
Investing income — net	162	(15)	—	147
Early debt retirement costs	(606)	—	—	(606)
Other income (expense) — net	(12)	—	—	(12)

Income (loss) from continuing operations before income taxes	(1,284)	1,397	45	158
Provision (benefit) for income taxes	(140)	142	17	19

Income (loss) from continuing operations	(1,144)	1,255	28	139
Less: Income from continuing operations attributable to noncontrolling interests	121	(6)	—	115

Income (loss) from continuing operations attributable to The Williams Companies, Inc.	$(1,265)	$1,261	$28	$24

Earnings (loss) per common share attributable to The Williams Companies, Inc.:
Basic	$(2.16)			$0.04
Diluted	$(2.16)			$0.04

Weighted-average shares (thousands):
Basic	584,365			584,365
Diluted (f)	584,365			590,244

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Condensed Consolidated Statement of Income

	Year Ended December 31, 2010
	The Williams Companies, Inc. Historical	Spin-off (c)	Pro Forma Adjustments (e)	Pro Forma
	(Dollars in millions, except per-share amounts) (Unaudited)
Revenues	$9,600	$(2,964)	$—	$6,636
Segment costs and expenses:
Costs and operating expenses	7,164	(2,452)	—	4,712
Selling, general and administrative expenses	498	(187)	—	311
Impairments of goodwill and long-lived assets	1,691	(1,681)	—	10
Other (income) expense — net	(26)	1	—	(25)

Total segment costs and expenses	9,327	(4,319)	—	5,008

General corporate expenses	221	—	—	221

Operating income	52	1,355	—	1,407

Interest accrued	(632)	4	60	(568)
Interest capitalized	51	(15)	—	36
Investing income — net	209	(21)	—	188
Early debt retirement costs	(606)	—	—	(606)
Other income (expense) — net	(12)	—	—	(12)

Income (loss) from continuing operations before income taxes	(938)	1,323	60	445
Provision (benefit) for income taxes	(26)	136	22	132

Income (loss) from continuing operations	(912)	1,187	38	313
Less: Income from continuing operations attributable to noncontrolling interests	175	(8)	—	167

Income (loss) from continuing operations attributable to The Williams Companies, Inc.	$(1,087)	$1,195	$38	$146

Earnings (loss) per common share attributable to The Williams Companies, Inc.:
Basic	$(1.86)			$0.25
Diluted	$(1.86)			$0.25

Weighted-average shares (thousands):
Basic	584,552			584,552
Diluted (f)	584,552			590,699

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Condensed Consolidated Statement of Income

	Year Ended December 31, 2009
	The Williams Companies, Inc. Historical	Spin-off (c)	Pro Forma Adjustments (e)	Pro Forma
	(Dollars in millions, except per-share amounts) (Unaudited)
Revenues	$8,238	$(2,962)	$—	$5,276
Segment costs and expenses:
Costs and operating expenses	6,059	(2,347)	—	3,712
Selling, general and administrative expenses	512	(184)	—	328
Impairments of goodwill and long-lived assets	15	(15)	—	—
Other (income) expense — net	(3)	(31)	—	(34)

Total segment costs and expenses	6,583	(2,577)	—	4,006

General corporate expenses	164	—	—	164

Operating income	1,491	(385)	—	1,106
Interest accrued	(661)	5	60	(596)
Interest capitalized	76	(15)	—	61
Investing income — net	46	(8)	—	38
Early debt retirement costs	(1)	—	—	(1)
Other income (expense) — net	2	—	—	2

Income from continuing operations before income taxes	953	(403)	60	610
Provision for income taxes	363	(158)	22	227

Income from continuing operations	590	(245)	38	383
Less: Income from continuing operations attributable to noncontrolling interests	146	(7)	—	139

Income from continuing operations attributable to The Williams Companies, Inc.	$444	$(238)	$38	$244

Earnings per common share attributable to The Williams Companies, Inc.:
Basic	$0.76			$0.42
Diluted	$0.76			$0.42

Weighted-average shares (thousands):
Basic	581,674			581,674
Diluted	589,385			589,385

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Condensed Consolidated Statement of Income

	Year Ended December 31, 2008
	The Williams Companies, Inc. Historical	Spin-off (c)	Pro Forma Adjustments (e)	Pro Forma
	(Dollars in millions, except per-share amounts) (Unaudited)
Revenues	$11,851	$(4,948)	$—	$6,903
Segment costs and expenses:
Costs and operating expenses	8,739	(3,528)	—	5,211
Selling, general and administrative expenses	498	(182)	—	316
Impairments of goodwill and long-lived assets	10	—	—	10
Other (income) expense — net	(226)	149	—	(77)

Total segment costs and expenses	9,021	(3,561)	—	5,460

General corporate expenses	149	—	—	149

Operating income	2,681	(1,387)	—	1,294

Interest accrued	(636)	4	60	(572)
Interest capitalized	59	(14)	—	45
Investing income — net	189	(21)	—	168
Early debt retirement costs	(1)	—	—	(1)

Income from continuing operations before income taxes	2,292	(1,418)	60	934
Provision for income taxes	733	(512)	22	243

Income from continuing operations	1,559	(906)	38	691
Less: Income from continuing operations attributable to noncontrolling interests	161	(8)	—	153

Income from continuing operations attributable to The Williams Companies, Inc.	$1,398	$(898)	$38	$538

Earnings per common share attributable to The Williams Companies, Inc.:
Basic	$2.41			$0.93
Diluted	$2.37			$0.91

Weighted-average shares (thousands):
Basic	581,342			581,342
Diluted	592,719			592,719

See accompanying notes.

The Williams Companies, Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Note	1. Pro Forma Adjustments and Assumptions

Details of the adjustments are as follows:

(a)	In November 2011, WPX completed the issuance of $1.5 billion of senior unsecured notes. WPX received approximately $1.479 billion from the offering, net of initial purchaser discounts and other issuance costs. WPX subsequently distributed $979 million of the proceeds to us which was utilized for our debt retirement. This distribution to us is not specifically reflected in these adjustments as it has no net impact on the pro forma condensed consolidated financial statements. The issuance of the notes by WPX and the related distribution of a portion of the proceeds to us was a condition to be satisfied prior to the spin-off.

(b)	Primarily utilizing the distribution we received related to the WPX debt issuance and conditional upon the receipt of such distribution, we retired $746 million of long-term debt. In conjunction with the retirement, we paid premiums of $254 million, accrued interest of $19 million, and recognized charges of $8 million and $7 million related to the write-off of unamortized discount and unamortized debt issuance costs, respectively. The impact of these charges within other stockholders’ equity reflects the application of a composite statutory tax rate of 37 percent.

(c)	Effective December 31, 2011, we completed the tax-free spin-off of our 100 percent interest in WPX to our shareholders. Amounts presented are the adjustments necessary to reflect the removal of our former exploration and production business from our consolidated historical financial statements. The adjustments for the nine months ended September 30, 2011, include the removal of $12 million of transaction costs related to the separation of WPX ($8 million in selling, general & administrative costs and $4 million in general corporate expenses).

(d)	Per the terms of the Separation and Distribution Agreement, we have indemnified WPX for certain contingent matters related to a former power business. Resolution of these matters is currently expected to result in a net cash inflow to WPX, which WPX will be required to pay to us. We have adjusted our Pro Forma Condensed Consolidated Balance Sheet to eliminate the gross obligation for these matters and reflect only a net receivable from WPX.

(e)	These adjustments reflect the elimination of interest expense associated with the $746 million in debt that was retired in December 2011. A composite statutory tax rate of 37 percent was applied to the adjustments for all periods.

(f)	For the periods ended September 30 and December 31, 2010, weighted-average shares outstanding were adjusted for the effect of dilutive securities as the pro forma adjustments resulted in pro forma income from continuing operations attributable to The Williams Companies, Inc.

In connection with the spin-off, we and WPX entered into a Separation and Distribution Agreement, an Employee Matters Agreement, and a Tax Sharing Agreement. No adjustments have been made related to these agreements, except for that described in (d) above, as any such adjustments would be considered either nonrecurring in nature or not objectively determinable at this time. No adjustments have been made for the potentially dilutive impact of changes to stock-based compensation resulting from the Employee Matters Agreement as the impact is not objectively determinable at this time and is not expected to be significant.

We may incur a noncash impairment charge if we determine that the carrying value of our exploration and production business exceeded its fair value at the time of spin-off. Any such impairment would not have an impact on these unaudited pro forma condensed consolidated financial statements, as it would not have a continuing impact on our future results of operations.